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                                                                    EXHIBIT 23.4
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 16, 1991, on the financial statements of Miltex Mortgage of Texas, Inc., for the year ended November 30, 1990, included in Continental Homes Holding Corp.'s Registration Statement Form S-3 dated March 1, 1994 and to all references to our firm included in this registration statement.

Round Rock, Texas                         Pena Swayze & Co.
February 28, 1994